SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2000

ASIA SUPERNET CORPORATION
(Exact name of registrant as specified in its charter)

                                                                      Colorado                                                         000-7619                                                                                 93-0636333
                                                 (State or other jurisdiction                                  (Commission File Number)                                                 (IRS Employer Identification No.)
                                                  of incorporation)

1888 Sherman Street, Suite 500, Denver, CO 80203
(Address of principal executive offices, including zip code);

Registrant’s telephone number, including area code:   (303) 894-7971

Item 1. CHANGE IN OWNERSHIP

On October 13, 2000, the Company acquired all of the issued and outstanding common stock of ChinaNet Communications, Limited, a Hong Kong corporation (“ChinaNet”), that owns 100% of Beijing Star Gain Data Communication Systems Co. Limited (“Beijing Star”), a Peoples Republic of China (“PRC”) company, in exchange for 106,683,429 shares of the Company’s common stock under the terms of agreements dated August 1, 2000.

The ChinaNet shareholders and information pertaining to the number of shares of the Company’s common stock each owned after the exchange are as follows:

                                                                        Ownership
                                     Number of Company            Percentage of Company
         Name of Shareholder         Shares Acquired              Shares  After Exchange
         -------------------         ------------------           ----------------------

         Webexpress Co. Ltd.            27,658,666.80                   25.30%

         Lui Ming Hui                   57,688,076.40                   52.76%

         Lui Ming Xing                   7,902,476.22                    7.23%

         Zhao Jianyie                   13,434,209.60                   12.29%

The detail of the Company’s holdings and their principle activities are summarized below.

Name                          Date of                               Equity Interest
                              acquisition       Place of           -----------------
                              or formation      incorporation      Direct   Indirect      Activity
--------------------------------------------------------------------------------------------------

Chinanet Communication        May 18, 2000      British Virgin     100%     xxx           Inactive
Limited ("Chinanet BVI")                        Islands

Chinanet Communication        May 12, 1999      Hong Kong          26%      74%           Inactive
Limited ("Chinanet HK")

Mobilnet Communication        June 7, 2000      Hong Kong          xxx      100%          Inactive
Limited ("Mobil")

China Communication           Oct 12, 2000      Western            100%     xxx           Inactive
Limited ("Chinanet Samoa")                      Samoa

Beijing Star Gain Date        December 7,       Peoples                                  Communica-
Communication System          1999              Republic of                              tions
Co. Limited ("Beijing Star")                    China (Beijing)    xxx      100%         equipment

Beijing Star, the operating company, has researched, developed and intends to manufacture and market a handheld personal digital assistant (PDA), which has been designed to function through China’s existing paper network infrastructure. Beijing Star’s goal is to convert a market of approximately 80 million traditional pager customers in China to its system. A base station receives messages from the PDA and sends the messages to the Management Control Center (MCC) through a local digital data network. The MCC is interconnected with the base station, paging operators and content providers. The information requested by the PDA owner is broadcast through the paging network. The processing of each command is accomplished through the use of proprietary software, which receives the requests and responds as needed. Beijing Star has developed a unique system to manage and process this data. Patents for the PDA and base station technology in China and a copyright for the MCC software in China have been issued.

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

On October 13, 2000, the Company acquired all of the issued and outstanding common stock of ChinaNet Communications, Limited, a Hong Kong corporation (“ChinaNet”), that owns 100% of Beijing Star Gain Data Communication Systems Co. Limited (“Beijing Star”), a Peoples Republic of China (“PRC”) company, in exchange for 106,683,429 shares of the Company’s common stock under the terms of agreements dated August 1, 2000. Prior to the issuance of the shares, the Company had 2,660,864 shares of common stock outstanding. There were no prior relationships between the Company and ChinaNet or any of its officers or directors. As a result of the exchange, the shareholders of ChinaNet now own 97.6% of the common stock outstanding of the Company.

The acquisition of ChinaNet by the Company on October 13, 2000 has been accounted for as a purchase and treated as a reverse acquisition since the former owners of ChinaNet controlled over 97% of the total shares of Common Stock of the company outstanding immediately following the acquisition.

On this basis, the historical financial statements prior to October 13, 2000 have been restated to be those of the accounting acquirer ChinaNet. The historical stockholders’ equity prior to the reverse acquisition has been retroactively restated (a recapitalization) for the equivalent number of shares received in the acquisition after giving effect to any difference in par value of the issuer’s and acquirer’s stock with an offset to discount from par. The original 2,660,864 shares of common stock outstanding prior to the exchange reorganization have been reflected as an addition in the stockholders’ equity account of the Company on October 13, 2000.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

                               (a)   Financial statements of business acquired

The audited Consolidated financial statements of Asia Supernet, Inc. as restated to reflect the reverse acquisition of October 13, 2000 are listed in the index below and follow this page:

                                Report of Independent Certified Public Accountant

                                Balance Sheets as of December 31, 2000 and 1999

Statements of Operations for the year ended December 31, 2000, from inception May 12, 1999 to December 31, 1999, and from inception May 12, 1999 to December 31, 2000

Statement of Cash Flows for the year ended December 31, 2000, from inception May 12, 1999 to December 31, 1999, and from inception May 12, 1999 to December 31, 2000

Statement of Stockholders’ Equity from inception May 12, 1999 to December 31, 2000

Notes to Financial Statements

                               (b)   Exhibits

Exhibit 2.1	Stock Purchase Agreement between the Company and Webexpress Co. Ltd., a shareholder of ChinaNet Communications Limited, dated August 1, 2000.

Exhibit 2.2	Stock Purchase Agreement between the Company and Liu Ming Hui, Liu Ming Xing, and Zhao Jianyie, shareholders of Power Rich Services Limited, dated August 1, 2000

Exhibit 2.3	Supplement Agreement between the Company, Liu Ming Xing, Zhao Jianyie and Shareholders of Power Rich Services Limited dated September 19, 2000.

WILLIAM D. LINDBERG
CERTIFIED PUBLIC ACCOUNTANT
1064 CLIPPER COURT
COSTA MESA, CA. 92627

To the Board of Directors and Stockholders
of Asia Supernet Corporation

I have audited the accompanying consolidated balances sheets of Asia Supernet Corporation (a Colorado corporation), as of December 31, 2000 and 1999, and the related consolidated statements of operations, cash flows and shareholders’ equity, for the year ended December 31, 2000 and the period from inception May 12, 1999 to December 31, 1999. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted the audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000 and the period from inception May 12, 1999 to December 31, 1999 in conformity with generally accepted accounting principles accepted in the United States

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in notes to financial statements, the Company’s recurring losses, negative working capital and shareholders’ capital deficiency raise substantial doubt as to its ability to continue as a going concern. Management plans concerning these matters are also described in the notes to financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ William D. Lindberg
September 14, 2001
Costa Mesa, Ca.

ASIA SUPERNET CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2000 AND 1999

                                                                December 31,  December 31,
                                                                   2000           1999
                                                                -----------   -----------

ASSETS
     Current assets
Cash .........................................................   $  31,948    $ 267,702
Prepayments and deposits .....................................      21,392         --
                                                                 ---------    ---------
      Total current assets ...................................      53,340      267,702

Property and equipment
      Office furniture and equipment .........................      92,413         --
      Less-Reserve for depreciation ..........................      23,200         --
                                                                 ---------    ---------
       Net office furniture and equipment ....................      69,213         --

Intangible assets
      Research and development ...............................     126,996         --
                                                                 ---------    ---------

     Total  assets ...........................................   $ 249,549    $ 267,702
                                                                 =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
     Current liabilities
Accounts payable .............................................   $ 102,107    $    --
Accrued expenses .............................................     103,525         --
Deferred income ..............................................      42,332         --
Loans from director, shareholders and related parties ........     557,195      256,400
                                                                 ---------    ---------
       Total current liabilities .............................     805,159      256,400

     Shareholders' equity
Preferred stock (par value $0.001) 300,000,000 shares
  authorized, none issued
Common stock (par value $0.001) 900,000,000 shares
 authorized; 109,494,293 at December 31, 2000 and
 106,683,429 at December 31, 1999 issued and outstanding .....     109,494      106,683
Discount from par value ......................................     (42,530)    (106,666)
Cummulative comprehensive income .............................      16,652       11,164
Deficit accumulated during development stage
                                                                  (639,226)      (1,879)
                                                                 ---------    ---------

     Total shareholders’ equity (deficit) ....................    (555,610)       9,302
                                                                 ---------    ---------

     Total liabilities and shareholders’ equity ..............   $ 249,549    $ 267,702
                                                                 =========    =========

The accompanying notes to financial statements are an integral part of this statement

ASIA SUPERNET CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2000 AND
FROM INCEPTION MAY 12, 1999 TO DECEMBER 31, 1999

                                                                        From inception      From inception
                                                      For the year       May 12, 1999       May 12, 1999
                                                     ended December      to December         to December
                                                         31, 2000          31, 1999            31, 2000
                                                     --------------     -------------    ------------------

INCOME ............................................   $        --      $       --       $        --

EXPENSES
  Salaries and related costs .......................        158,863            --             158,863
  Rent .............................................         24,974            --              24,974
  Research and development .........................         35,947            --              35,947
  Office ...........................................         23,880            --              23,880
  Travel and entertainment .........................         42,235            --              42,235
  Audit ............................................         17,024            --              17,024
  Depreciation .....................................         17,213            --              17,213
  Legal and professional fees ......................         24,545            1,879           26,424
  Telephone ........................................         11,980            --              11,980
                                                      -------------    -------------    -------------
Total expenses .....................................        356,661            1,879          358,540
                                                      -------------    -------------    -------------

Loss from operations ...............................   (356,661)              (1,879)        (358,540)

Income taxes .......................................       --                  --              --
                                                      -------------    -------------    -------------
Loss before acquisition ............................   (356,661)              (1,879)        (358,540)

Loss on acquisition October 13, 2000-net
liabilities acquired ...............................   (280,686)                             (280,686)
                                                      -------------    -------------    -------------

Net loss ...........................................   (637,347)              (1,879)        (639,226)

Comprehensive income foreign currency
translation adjustment .............................      5,488               11,164           16,652
                                                      -------------    -------------    -------------

Comprehensive income (loss) .......................   $    (631,859)   $       9,285         (622,574)
                                                      =============    =============    =============

Net earnings (loss) per share-basic and diluted ...   $      (0.006)   $      (0.000)   $      (0.006)
                                                      =============    =============    =============
Weighted average number of common shares
outstanding .......................................     109,372,000      106,683,429      109,372,000
                                                      =============    =============    =============

The accompanying notes to financial statements are an integral part of this statement

ASIA SUPERNET CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2000 AND
FOR THE PERIOD FROM INCEPTION MAY 12 TO DECEMBER 31, 1999

                                                        For the year  From inception  From inception
                                                            ended         May 12 to      May 12 to
                                                         December 31,    December 31,   December 31,
                                                             2000           1999            2000
                                                         ------------  -------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss ..........................................   $(637,347)   $  (1,879)   $(639,226)
     Adjustment to reconcile net (loss) to net cash
        Loss on acquisition October 13, 2000
         net-liabilities acquired ......................     280,686         --        280,686
        Depreciation ...................................      17,213         --         17,213
        Shares issued for services .....................       2,095         --          2,095
(Increase) decrease in operating assets
       Prepaid and deposits ............................     (21,392)        --        (21,392)
Increase (decrease) in operating liabilities
       Accounts payable ................................      15,248         --         15,248
       Accrued expenses ................................      30,156         --         30,156
       Deferred income .................................      42,332         --         42,332
                                                           ---------    ---------    ---------
Cash flows used in operating activities ................    (271,009)      (1,879)    (272,888)

CASH FLOWS USED IN INVESTING ACTIVITIES
      Purchase of furniture and equipment ..............     (84,429)        --        (84,429)
      Purchase of research and development .............    (126,996)        --       (126,996)
                                                           ---------    ---------    ---------
Cash flows used in investing activities ................    (211,425)        --       (211,425)

CASH FLOWS FROM FINANCING ACTIVITIES
     Increase in loan from director ....................     216,130      258,400      474,530
     Cash acquired in acquisition October 13, 2000 .....      25,062         --         25,062
     Shares issued for cash ............................           0           17           17
                                                           ---------    ---------    ---------
Cash flows from financing activities ...................     241,192      258,417      499,609

Effect of cumulative translation adjustment ............       5,488       11,164       16,652
                                                           ---------    ---------    ---------

Cash flows (used for) from all activities ..............    (235,754)     267,702       31,948

Cash balance at beginning of period ....................     267,702         --           --
                                                           ---------    ---------    ---------
Cash balance at end of period ..........................   $  31,948    $ 267,702    $  31,948
                                                           =========    =========    =========
Cash paid for:
   Interest expense ....................................   $    --      $    --      $    --
   Taxes ...............................................        --           --           --

The accompanying notes to financial statements are an integral part of this statement

ASIA SUPERNET CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2000 AND
FOR THE PERIOD FROM INCEPTION MAY 12 TO DECEMBER 31, 1999

                                                                                                   Deficit
                                                     Common stock                                accumulated
                                       ----------------------------------------      Compre-        during             Total
                                       Number of       Par value       Discount      hensive      development      Shareholders'
                                         shares         $(0.001)       from par       income         stage             equity
                                       ---------       ---------       --------       ------      -----------      -------------
Common stock issued for
acquisition of Chinanet Group
at par value as of May 12, 1999 ...   106,683,429  $     106,683  $    (106,666) $        --    $        --    $          17

Translation adjustment ............                                                     11,164                        11,164

Net loss from inception May 12,
1999 to December 31, 1999 .........                                                                    (1,879)        (1,879)
                                    -------------  -------------  -------------  -------------  -------------  -------------
Balance at December 31, 1999 ......   106,683,429        106,683       (106,666)        11,164         (1,879)         9,302

Effect of exchange reorganization
October 13, 2000 ..................     2,660,864          2,661         (2,661)                                        --

Common stock issued for services
provided and billed and for
future services in the amount of
$150,000 ..........................       150,000            150        149,850                                      150,000

Deduction for deferred services ...                                     (83,053)                                     (83,053)

Translation adjustment ............                                                      5,488                         5,488

Net loss ..........................                                                                  (637,347)      (637,347)
                                    -------------  -------------  -------------  -------------  -------------  -------------
Balance at December 31, 2000
                                      109,494,293  $     109,494  $     (42,530) $      16,652  $    (639,226) $    (555,610)
                                    =============  =============  =============  =============  =============  =============

The accompanying notes to financial statements are an integral part of this statement

ASIA SUPERNET CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2000 AND
FOR THE PERIOD FROM INCEPTION MAY 12 TO DECEMBER 31, 1999

ORGANIZATION AND PRINCIPLE ACTIVITY

Asia SuperNet Corporation (“the Company”), formerly known as Powersoft Technologies Inc. (“Powersoft”) was originally organized in California on March 24, 1958 as Time Save Markets, Inc. From 1958 to 1994, the Company effected numerous name changes and engaged in businesses other than one it is presently engaged. In August 1994, the Company changed its corporate domicile to Delaware. In November 1994, the Company, then known as Alpine International Corp. changed its name to Heng Fai China Industries, Inc. On March 31, 1998, Heng Fai China Industries, Inc. changed its name to Powersoft Technologies Inc.

On November 10, 1999, the shareholders of Powersoft approved the reincorporation of Powersoft by changing the state of incorporation from Delaware to Colorado by adoption of an Agreement and Plan of Merger pursuant to which Powersoft has merged with and into Asia SuperNet Corporation, a Colorado Corporation. The shareholders of the Company approved the Agreement and Plan of Merger on October 1, 1999 (the Reincorporation Merger). The Reincorporation Merger was effective as of December 22, 1999 when 15,559,542 outstanding shares of Powersoft common stock were converted into 522,338 shares of the Company’s common stock. The number of shares converted into the Company’s stock were rounded up to the next whole share.

On January 18, 1999, the Company entered into an agreement with SAR Trading Limited (“SAR”), 100% owned by Fai H. Chan who beneficially owned 79% of the Company, wherein SAR agreed to buy and the Company agreed to sell all of its interests in all of its subsidiaries. In consideration of the assumption of the liabilities by SAR, the Company issued two notes payable to SAR in the amounts of $1,000,000 and $3,838,000. The $1,000,000 note was immediately convertible into 20,000,000 common shares (reduced to 667,000 when the Reincorporation Merger took place) of the Company at a fixed rate of $0.05 per share. The $3,838,000 note was reduced to $2,472,722 with assignment of an amount due from a related party of $1,365,278.

In June 2000 the promissory note payable to SAR in the amount of $2,472,722 was converted into 1,471,859 shares of the Company’s common stock.

Due to the above-mentioned sale of all of the investments, the Company was an inactive shell at December 31, 1999.

On October 13, 2000, the Company acquired all of the issued and outstanding common stock of ChinaNet Communications, Limited, a Hong Kong corporation (“ChinaNet”), that owns 100% of Beijing Star Gain Data Communication Systems Co. Limited (“Beijing Star”) a Peoples Republic of China (“PRC”) company, in exchange for 106,683,429 shares of its common stock under the terms of agreements dated August 1, 2000.

The details of the Company’s holdings and their principal activities are summarized below.

Name                             Date of           Place of           Equity interest        Activity
                                 acquisition       incorporation      Direct   Indirect
                                 or formation
-----------------------------------------------------------------------------------------------------

Chinanet Communication           May 18, 2000      British Virgin     100%     xxx           Inactive
Limited ("Chinanet BVI")                           Islands

Chinanet Communication           May 12, 1999      Hong Kong          26%      74%           Inactive
Limited ("Chinanet HK")

Mobilnet Communication           June 7, 2000      Hong Kong          xxx      100%          Inactive
Limited ("Mobil")

China Communication              Oct 12, 2000      Western            100%     xxx           Inactive
Limited ("Chinanet Samoa")                         Samoa

Beijing Star Gain Date           December 7,       Peoples                                   Communica-
Communication System             1999              Republic of                               tions
Co. Limited ("Beijing Star")                       China (Beijing)    xxx      100%          equipment

Beijing Star, the operating company, has researched, developed and intends to manufacture and market a handheld personal digital assistant (PDA), which has been designed to function through China’s existing paper network infrastructure. Beijing Star’s goal is to convert a market of approximately 80 million traditional pager customers in China to its system. A base station receives messages from the PDA and sends the messages to the Management Control Center (MCC) through a local digital data network. The MCC is interconnected with the base station, paging operators and content providers. The information requested by the PDA owner is broadcast through the paging network. The processing of each command is accomplished through the use of proprietary software, which receives the requests and responds as needed. Beijing Star has developed a unique system to manage and process this data. Patents for the PDA and base station technology in China and a copyright for the MCC software in China have been issued.

The Company’s business is characterized by rapid technological change, new product and service development and evolving industry standards. Inherent in the Company’s business are various risks and uncertainties, including limited operating history, uncertain profitability, history of losses and risks associated with the ability to raise additional capital.

The Company has its only active operation in the Peoples Republic of China (“PRC”) that maybe subject to significant risks not typically associated with companies in North America. The Company’s operations could be adversely affected by changes in the political and social conditions, changes in government policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittance abroad and rates and methods of taxation.

BASIS OF PRESENTATION

On October 13, 2000, the Company acquired all of the issued and outstanding common stock of ChinaNet, a Hong Kong corporation, that owns 100% of Beijing Star in exchange for 106,683,429 shares of its common stock under the terms of an agreement dated August 1, 2000. Prior to the issuance of the shares, the Company had 2,660,864 shares of common stock outstanding. As a result of the exchange, the shareholders of ChinaNet own 97.6% of the common stock outstanding of the Company after the issuance of the 106,683,429 shares.

The acquisition of ChinaNet by the Company on October 13, 2000 has been accounted for as a purchase and treated as a reverse acquisition since the former owners of ChinaNet controlled over 97% of the total shares of Common Stock of the company outstanding immediately following the acquisition.

        On this basis, the historical financial statements prior to October 13, 2000 have been restated to be those of the accounting acquirer ChinaNet. The historical stockholders’ equity prior to the reverse acquisition has been retroactively restated (a recapitalization) for the equivalent number of shares received in the acquisition after giving effect to any difference in par value of the issuer’s and acquirer’s stock with an offset to discount from par. The original 2,660,864 shares of common stock outstanding prior to the exchange reorganization have been reflected as an addition in the stockholders’ equity account of the Company on October 13, 2000.

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting differs from that used in the statutory financial statements of the British Virgin Islands and Hong Kong and the PRC, which were prepared in accordance with generally accepted accounting principles in Hong Kong and the accounting principles and the relevant financial regulations applicable to enterprises with foreign investments as established by the Ministry of Finance of China respectively.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)            BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intra-group balances and transactions have been eliminated on consolidation.

b)            PREPARATION OF FINANCIAL STATEMENTS

The Company has a negative working capital of as of December 31, 1999 and 2000 respectively. These conditions raise doubt about the Company’s ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and attaining profitable operations in the future. The principal stockholder has undertaken to make available adequate funds to the Company as and when required to maintain the Company as a going concern. As a result, the financial statements have been prepared in conformity with the principles applicable to a going concern.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates

c)            INVENTORIES

Inventories will be stated at the lower of cost, on a first-in first-out basis, and market value

d)            PROPERTY AND EQUIPMENT

Fixed assets are recorded at cost. Gains or losses on disposals are reflected in current operations. Major expenditures for betterments and renewals are capitalized. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets as follows: furniture and office equipment – 5 years.

e)            INCOME TAXES

The Company accounts for income tax under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

f)            OPERATING LEASES

Operating leases represent those leases under which substantially all the risks and rewards of ownership of the leased assets remain with the lessors. Rental payments under operating leases are charged to expense on the straight-line basis over the period of the relevant leases.

g)            COMPREHENSIVE INCOME

The Company has adopted SFAS No. 130, which established guidance for the reporting and disclosure of comprehensive income and its components. The purpose of reporting comprehensive income is to report a measure of all changes in equity that resulted from recognized transactions and other economic events of the period other than transactions with shareholders. Adoption of the standard had no economic impact on the Company’s consolidated financial position, results of operations or cash flows. The Company reports comprehensive income in the Consolidated Statements of Operations.

h)            FOREIGN CURRENCY TRANSLATION

The translation of the financial statements of subsidiaries into United States dollars is performed for balance sheet accounts using the closing exchange rate in effect at the balance sheet dates and for revenue and expense accounts using an average exchange rate during each reporting period. The resulting foreign currency translation gain or loss is included in Stockholders’ Equity as Comprehensive Income.

i)            EARNINGS PER COMMON SHARE

Basic earnings per common share is computed in accordance with SFAS No. 128 by dividing net income for each year by the weighted average number of shares of common stock outstanding during the year.

The computation of diluted earnings per common share is similar to basic earnings per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all dilutive securities outstanding during the years were exercised.

The basic and diluted earnings per common share were the same for the years presented because no dilutive securities were outstanding or exercisable as of December 31, 2000.

j)            RESEARCH AND DEVELOPMENT COSTS

Expenditures related to the research and development of new products and processes are expensed as incurred, unless they are required to be capitalized. Research and development costs are required to be capitalized when a product’s technological feasibility has been established by completion of a detailed program design or working model of the product, and ending when a product is available for release to customers. For the year ended December 31, 2000 the Company capitalized $126,996 of costs related to the purchase of technology from the University of Beijing that provided new functionality for the Company’s existing detailed program design and working model. The Company will amortize capitalized research and development against sales at a rate of ten percent or over a four-year period, which approximates the period to be benefited, whichever is shorter.

k)            RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (“SAB”) 101, “Revenue Recognition in Financial Statements”, which provides guidance on applying generally accepted accounting principles for recognizing revenue. SAB 101 is effective for fiscal years beginning after December 15, 1999. The adoption of SAB 101 has no material impact on the Company’s consolidated financial position, results of operations and cash flows.

In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, “Accounting for Derivation Instruments and Hedging Activities” which delayed the effective date of SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” for one year. SFAS No. 133 provides guidance for the recognition and measurement of derivatives and hedging activities. It requires an entity to record, at fair value, all derivatives as either assets or liabilities in the balance sheet, and it establishes specific accounting rules for certain types of hedges. SFAS No. 133 is now effective for fiscal years beginning after June 15, 2000 and will be adopted by the Company when required, if not earlier. The impact, if any, of adopting SFAS No. 133 on the Company’s consolidated financial position, results of operations and cash flows, has not been finalized.

In March 2000, the Financial Accounting Standards Board issued FIN No. 44, “Accounting for Certain Transactions Involving Stock Compensation”. FIN No. 44 provides guidance for applying APB Opinion No. 25, “Accounting for Stock Issued to Employees”. With certain exceptions, FIN No. 44 applies prospectively to new awards, exchange of awards in a business combination, after July 1, 2000. The implementation of FIN No. 44 did not have a material effect on the Company’s results of operations.

RELATED PARTY TRANSACTIONS

Loans from directors, shareholders and other related parties of $557,195 and $256,400 at December 31, 2000 and 1999, respectively, are non-interest bearing, currently payable and not evidenced by any notes.

COMMON STOCK

Total shares restricted as to trading were 106,833,429 at December 31, 2000.

The stated par value of common stock is $0.001 per share. Since the shares have been issued for less than par the Company has recorded a “discount from par value”. Proceeds from stock sales and stocks issued for services will be credited to the “discount from par value” account until the total par value is equivalent to $0.001.

LEASES

The Company leased office space on a month-to-month basis.

INCOME TAXES

The Peoples Republic of China (PRC) income tax laws covering Foreign Investment Enterprises and Foreign Enterprises govern the Company. Foreign investment enterprises are generally subject to income tax at a rate of 33% (30% country and 3% local).

Foreign enterprises that are approved as high-tech or new technology enterprises that are established in the Beijing New Technology Industry Development Zone are subject to a reduced tax rate of 15%. New technology enterprises also receive a three-year exemption from taxation and an additional three years at one half the 15% rate (7.5%)

The Company’s operations in the PRC have been approved as a new technology enterprise.

      The components of the deferred tax asset is as follows:

                                                             December 31,   December 31,
                                                                 2000           1999
                                                             -----------    ------------

      Deferred tax asset net operating loss carry-forward    $   26,750     $      141

      Valuation allowance                                        26,750            141
                                                             ----------     ----------

      Net deferred tax assets                                $        0     $        0
                                                             ==========     ==========

SFAS No. 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax assets will not be realized.

      Reconciliation of the differences between the statutory tax rate and the effective income tax rate is as follows:

                                                         December 31,      December 31,
                                                            2000               1999
                                                         -----------       -----------
      Effective statutory federal tax (benefit) rate        (7.5)%            (7.5)%

      Variance allowance                                     7.5%              7.5%
                                                          ------            ------

      Effective tax rate                                       0%                0%
                                                          ======            ======

Subsidiaries are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they are domiciled and operate. Since they are non-operating no income tax expense has been recorded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2001                                                                          ASIA SUPERNET CORPORATION

                                                                                                                        By: /s/ Robert H. Trapp
                                                                                                                                  Robert H. Trapp
                                                                                                                                  Director